SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2006

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6273 Monarch Park PlaceNiwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 468-4260

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On April 4, 2006, Crocs, Inc. appointed Peter S. Case, currently Senior Vice President — Finance, as Chief Financial Officer.  The appointment of Mr. Case as Chief Financial Officer was made in accordance with previously disclosed transition plans.  In his new role, Mr. Case will serve as the principal financial officer and principal accounting officer of Crocs, replacing Caryn Ellison, who will continue to serve as Vice President — Finance.

                Prior to joining Crocs as Senior Vice President — Finance on February 6, 2006, Mr. Case, 45, served as the Executive Vice President, Chief Financial Officer and Treasurer of Ashworth, Inc., a Nasdaq-listed sports apparel and accessories company, from September 2005 to February 2006.  From June 2000 to September 2005, Mr. Case served in several executive and managerial positions with Ashworth, including Director of Finance, Vice President of Finance, and Senior Vice President of Finance and Information Technology.

                Mr. Case is an at-will employee of Crocs.  He will be paid an annual salary of $275,000, with eligibility for quarterly bonuses of up to 60% of base salary for the related period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: April 5, 2006	By:	/s/ Ronald R. Snyder
Ronald R. Snyder,
President and Chief Executive Officer